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Exhibit 8.1

         [LETTERHEAD OF VINSON & ELKINS L.L.P.]

August 21, 2003

Pacific Energy Partners, L.P.
Pacific Energy GP, Inc.
Pacific Energy Group LLC
5900 Cherry Avenue
Long Beach, California 90805-4408

Ladies and Gentlemen:

        We have acted as counsel for Pacific Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), Pacific Energy GP, Inc., a Delaware corporation and the general partner of the Partnership, and Pacific Energy Group LLC, a Delaware limited liability company ("PEG"), with respect to certain legal matters in connection with the offering and sale by the Partnership of up to 5,750,000 common units representing limited partner interests in the Partnership pursuant to a registration statement on Form S-3 (Registration No. 333-107609) filed on August 1, 2003 by the Partnership, PEG and subsidiaries of PEG with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and declared effective by the Commission on August 8, 2003 (the "Registration Statement"), as supplemented by the final prospectus supplement dated August 19, 2003 (the "Prospectus Supplement") filed pursuant to Rule 424(b) under the Securities Act. In connection therewith, we prepared the discussions set forth under the captions "Material Tax Consequences" in the Registration Statement and "Tax Considerations" in the Prospectus Supplement (the "Discussion").

        All statements of legal conclusions contained in the Discussion, unless otherwise noted therein, are our opinion with respect to the matters set forth therein as of the date set forth above. In addition, we are of the opinion that the federal income tax discussion in the Discussion with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations, statements of fact, estimates and projections of the Partnership and its general partner, included in such discussion, as to which we express no opinion).

        We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Partnership and to references to our firm under the caption "Legal Matters" in the Prospectus Supplement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

                      Very truly yours,
                      VINSON & ELKINS L.L.P.
                      /s/ VINSON & ELKINS L.L.P.

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  Exhibit 8.1